For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 600	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, CFO, pholt@qsii.com

FOR IMMEDIATE RELEASE
          July 30, 2009

QUALITY SYSTEMS REPORTS FIRST QUARTER RESULTS

IRVINE, Calif. — July 30, 2009-- Quality Systems, Inc. (NASDAQ:QSII) today announced the results of operations for its fiscal 2010 first quarter ended June 30, 2009.  The Company posted record net revenues of $66.6 million in the first quarter, an increase of 21% from the $55.2 million generated during the same quarter of the prior year.  The Company reported net income of $10.3 million, down 7% when compared to net income of $11.1 million earned in the comparable quarter of the prior year.  Fully diluted earnings per share was $0.36 in the quarter, which was down 10% compared to $0.40 per share earnings recorded in the same quarter last year.

The Company’s results continue to be impacted by the delays in purchasing decisions related to uncertainty surrounding the American Recovery and Reinvestment Act of 2009 (“ARRA”), which was signed into law in February 2009.  Results were further impacted by investments in selling, marketing, implementation and development in preparation for expected future growth related to the ARRA.

For the quarter, the Company’s NextGen Healthcare Information Systems division posted revenue of $62.8 million, up 23% over the same quarter of the prior year and operating income of $19.4 million, down 3% over the same quarter of the prior year.

Quality Systems, Inc. will hold a conference call to discuss first quarter end financial results on Thursday, July 30, 2009 at 9:00 am ET (6:00 a.m. PT).  All participants should dial 877-941-7133 at least ten minutes prior to the start of the call.  International callers should dial 480-629-9031.  To hear a live web simulcast or to listen to the archived web cast following completion of the call, please visit the company web site at www.qsii.com, click on the "Investor Relations" tab, then select "Conference Calls," to access the link to the call.  To listen to a telephone replay of the conference call, please dial 1-800-406-7325 and enter reservation identification number 4121627.   The replay will be available from approximately 12:00 PM ET on Thursday, July 30, 2009, through 11:59 PM ET on Thursday, August 6, 2009.

A transcript of the conference call will be made available on the QSII website (www.qsii.com).

About Quality Systems, Inc.
Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices.  Visit www.qsii.com and www.nextgen.com for additional information.

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems' periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

 [financial highlights follow]

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	June 30, 2009	June 30, 2008

Revenues:
Software, hardware and supplies	$17,776	$21,369
Implementation and training services	3,457	3,585

System sales	21,233	24,954

Maintenance	21,640	17,136
Electronic data interchange services	8,161	6,670
Revenue cycle management and related services	8,992	1,957
Other services	6,612	4,507
Maintenance, EDI, RCM and other services.	45,405	30,270
Total revenue	66,638	55,224

Cost of revenue:
Software, hardware and supplies	2,704	3,486
Implementation and training services	2,881	3,015

Total cost of system sales	5,585	6,501

Maintenance	3,025	3,082
Electronic data interchange services	5,890	4,891
Revenue cycle management and related services	6,522	1,305
Other services	4,867	3,448
Total cost of maintenance, EDI, RCM and other services	20,304	12,726
Total cost of revenue	25,889	19,227
Gross profit	40,749	35,997

Operating expenses:
Selling, general and administrative	20,450	15,252
Research and development costs	3,977	3,119

Total operating expenses	24,427	18,371

Income from operations	16,322	17,626

Interest income	78	374
Other income	58	-

Income before provision for income taxes	16,458	18,000
Provision for income taxes	6,112	6,886
Net income	$10,346	$11,114

Net income per share:
Basic	$0.36	$0.40
Diluted	$0.36	$0.40

Weighted average shares outstanding:
Basic	28,492	27,465
Diluted	28,635	27,771
Dividends declared per common share	$0.30	$0.25

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	June 30, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$77,424	$70,180
Restricted cash	1,539	1,303
Accounts receivable, net	92,430	90,070
Inventories, net	1,151	1,125
Income tax receivable	1,071	5,605
Net current deferred tax assets	3,992	3,994
Other current assets	5,508	6,312

Total current assets	183,115	178,589

Marketable securities	7,416	7,395
Equipment and improvements, net	7,537	6,756
Capitalized software costs, net	9,532	9,552
Intangibles, net	8,046	8,403
Goodwill	28,731	28,731
Other assets	2,385	2,675
Total assets	$246,762	$242,101
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,345	$5,097
Deferred revenue	45,986	47,584
Accrued compensation and related benefits	8,451	9,511
Dividends payable	8,558	8,529
Other current liabilities	11,470	8,888

Total current liabilities	78,810	79,609

Deferred revenue, net of current	643	521
Net deferred tax liabilities	4,049	4,566
Deferred compensation.	2,088	1,838
Total liabilities	85,590	86,534

Commitments and contingencies
Shareholders’ equity:
Common stock
$0.01 par value; authorized 50,000 shares; issued and outstanding 28,564 and 28,447 shares at June 30, 2009 and March 31, 2009, respectively	286	284
Additional paid-in capital	107,335	103,524
Retained earnings	53,551	51,759
Total shareholders' equity	161,172	155,567
Total liabilities and shareholders’ equity	$246,762	$242,101